Investors and Media:
Shantanu Agrawal
(630) 824-1907

SUNCOKE ENERGY, INC. REPORTS FIRST QUARTER 2023 RESULTS

•First quarter 2023 net income attributable to SXC was $16.3 million, or $0.19 per share, compared to $29.5 million, or $0.35 per share, in the prior year period

•Consolidated Adjusted EBITDA(1) for the quarter was $67.1 million

•Extended Indiana Harbor coke supply agreement with Cleveland-Cliffs through September 2035
•Reaffirming full-year 2023 Consolidated Adjusted EBITDA guidance of $250 million to $265 million

LISLE, Ill. (May 4, 2023) - SunCoke Energy, Inc. (NYSE: SXC) today reported first quarter 2023 results, reflecting continued solid operating performance from our cokemaking and logistics segments.

"We are pleased with the operational performance across our segments in the first quarter. Our domestic coke plants continued to run at full capacity, but our financial results, as compared to the prior year quarter, were impacted by lower export coke contribution margin. Our logistics segment also continued to perform well, with higher volumes at our Convent Marine Terminal driving results. We continue to execute against our 2023 objectives and remain well positioned to achieve our full-year Adjusted EBITDA guidance," said Katherine Gates, President of SunCoke Energy, Inc. "Additionally, we are pleased with the extension of our Indiana Harbor coke contract with Cleveland-Cliffs for an additional 12 years. This affirms the mutually beneficial relationship we have with our customer and positions Indiana Harbor favorably for the future."

FIRST QUARTER CONSOLIDATED RESULTS

Three Months Ended March 31,
(Dollars in millions)	2023	2022	Increase (decrease)
Revenues	$ 487.8	$ 439.8	$ 48.0
Net income attributable to SXC	$ 16.3	$ 29.5	$ (13.2)
Adjusted EBITDA(1)	$ 67.1	$ 83.8	$ (16.7)
(1)See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues in the first quarter of 2023 increased $48.0 million as compared to the same prior year period, primarily reflecting the pass-through of higher coal prices.

Net income attributable to SXC decreased $13.2 million from the same prior year period, primarily driven by lower contribution margin on export coke sales, with timing of non-contracted blast coke sales also impacting results.

Adjusted EBITDA decreased $16.7 million as compared to the same prior year period, primarily driven by lower contribution margin on export coke sales, with timing of non-contracted blast coke sales also impacting results.

FIRST QUARTER SEGMENT RESULTS

Domestic Coke
Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2023	2022	Increase (decrease)
Revenues	$ 458.8	$ 411.6	$ 47.2
Adjusted EBITDA(1)	$ 60.4	$ 76.0	$ (15.6)
Sales volumes (thousands of tons)	950	962	(12)
Adjusted EBITDA per ton(2)	$ 63.58	$ 79.00	$ (15.42)
(1)See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues increased $47.2 million as compared to the same prior year period primarily reflecting the pass-through of higher coal prices.
Adjusted EBITDA decreased $15.6 million as compared to the same prior year period primarily due to lower contribution margin on export coke sales, with timing of non-contracted blast coke sales also impacting results.

Logistics
Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal ("CMT"), Lake Terminal, and Kanawha River Terminals (“KRT”).

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2023	2022	Increase (decrease)
Revenues	$ 21.1	$ 18.8	$ 2.3
Intersegment sales	$ 6.2	$ 7.5	$ (1.3)
Adjusted EBITDA(1)	$ 13.5	$ 12.6	$ 0.9
Tons handled (thousands of tons)(2)	5,309	5,236	73
(1)See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)Reflects inbound tons handled during the period.

Revenues and Adjusted EBITDA increased by $2.3 million and $0.9 million, respectively, as compared to the same prior year period primarily driven by higher transloading volumes at CMT.

Brazil Coke
Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.
Revenues were $7.9 million during the first quarter 2023, which were lower than revenues of $9.4 million in the first quarter 2022. Adjusted EBITDA was $2.4 million during the first quarter 2023, which was lower than Adjusted EBITDA of $4.2 million in the first quarter 2022. The decreases were primarily driven by the absence of technology fees which expired at the end of 2022, as well as the absence of production bonuses for meeting certain volume targets.

Corporate and Other
Corporate and other expenses, which include activity from our legacy coal mining business, was $9.2 million during the first quarter 2023, which which was comparable to expense of $9.0 million during the first quarter 2022.

2023 OUTLOOK

Our 2023 guidance is as follows:
•Domestic Coke total production is expected to be approximately 4.0 million tons
•Consolidated Net Income is expected to be between $59 million and $76 million
•Consolidated Adjusted EBITDA is expected to be between $250 million and $265 million
•Capital expenditures are projected to be approximately $95 million
•Operating cash flow is estimated to be between $200 million to $215 million
•Cash taxes are projected to be between $12 million to $16 million

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by dialing 1-833-470-1428 in the U.S. or 1-404-975-4839 if outside the U.S., access code 319343.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and SunCoke's website at http://www.suncoke.com/English/investors/sxc. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP measures, this press release contains certain non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to the measures derived in accordance with U.S. GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under U.S. GAAP. Additionally, other companies may calculate non-GAAP metrics differently than we do, thereby limiting their usefulness as a comparative measure. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures, including revenues and net income. Reconciliations to the most comparable GAAP financial measures are included following the presentation of financial and operating results included at the end of this press release.

DEFINITIONS

•Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, restructuring costs, gains or losses on extinguishment of debt, and/or transaction costs ("Adjusted EBITDA"). EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income, or any other measure of financial performance presented in accordance with GAAP.

•Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Any statements made in this press release or during the related conference call that are not statements of historical fact, including statements about our full-year 2023 guidance, our ability to execute on our 2023 objectives, the timing and anticipated expenses of completing the foundry expansion project, the ability of our domestic coke plants to continue to operate at full capacity, and our export coke market expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements represent only our beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission (SEC).

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this press release and related conference call, see SunCoke's Securities and Exchange Commission filings, copies of which are available free of charge on SunCoke's website at www.suncoke.com or on the SEC's website at www.sec.gov. All forward-looking statements included in this press release and related conference call are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this press release and related conference call also could have material adverse effects on forward-looking statements.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of this press release except as required by applicable law.

SunCoke Energy, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$ 487.8	$ 439.8
Costs and operating expenses
Cost of products sold and operating expenses	402.0	338.0
Selling, general and administrative expenses	18.8	18.0
Depreciation and amortization expense	35.3	35.2
Total costs and operating expenses	456.1	391.2
Operating income	31.7	48.6
Interest expense, net	7.2	8.0
Income before income tax expense	24.5	40.6
Income tax expense	6.8	10.0
Net income	17.7	30.6
Less: Net income attributable to noncontrolling interests	1.4	1.1
Net income attributable to SunCoke Energy, Inc.	$ 16.3	$ 29.5
Earnings attributable to SunCoke Energy, Inc. per common share:
Basic	$ 0.19	$ 0.35
Diluted	$ 0.19	$ 0.35
Weighted average number of common shares outstanding:
Basic	84.5	83.2
Diluted	84.9	84.2

SunCoke Energy, Inc.
Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
	(Unaudited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$ 83.3	$ 90.0
Receivables, net	81.2	104.8
Inventories	234.8	175.2
Other current assets	10.5	4.0
Total current assets	409.8	374.0
Properties, plants and equipment (net of accumulated depreciation of $1,310.3 million and $1,276.0 million at March 31, 2023 and December 31, 2022, respectively)	1,207.8	1,229.3
Intangible assets, net	32.7	33.2
Deferred charges and other assets	19.0	18.1
Total assets	$ 1,669.3	$ 1,654.6
Liabilities and Equity
Accounts payable	$ 172.7	$ 159.3
Accrued liabilities	45.6	60.8
Current portion of financing obligation	3.4	3.3
Interest payable	6.1	—
Income tax payable	4.0	0.6
Total current liabilities	231.8	224.0
Long-term debt and financing obligation	528.4	528.9
Accrual for black lung benefits	52.7	52.2
Retirement benefit liabilities	15.9	16.4
Deferred income taxes	175.1	172.3
Asset retirement obligations	13.6	13.4
Other deferred credits and liabilities	23.5	24.7
Total liabilities	1,041.0	1,031.9
Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 99,124,637 and 98,815,780 shares at March 31, 2023 and December 31, 2022, respectively	1.0	1.0
Treasury stock, 15,404,482 shares at both March 31, 2023 and December 31, 2022	(184.0)	(184.0)
Additional paid-in capital	726.3	728.1
Accumulated other comprehensive loss	(12.8)	(13.0)
Retained earnings	63.0	53.5
Total SunCoke Energy, Inc. stockholders’ equity	593.5	585.6
Noncontrolling interest	34.8	37.1
Total equity	628.3	622.7
Total liabilities and equity	$ 1,669.3	$ 1,654.6

SunCoke Energy, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(Dollars in millions)
Cash Flows from Operating Activities
Net income	$ 17.7	$ 30.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	35.3	35.2
Deferred income tax expense	2.8	5.3
Share-based compensation expense	1.6	1.1
Changes in working capital pertaining to operating activities:
Receivables, net	23.3	(21.9)
Inventories	(59.0)	(66.9)
Accounts payable	22.2	41.9
Accrued liabilities	(15.3)	(3.9)
Interest payable	6.1	6.1
Income taxes	3.4	3.3
Other	(7.9)	(8.1)
Net cash provided by operating activities	30.2	22.7
Cash Flows from Investing Activities
Capital expenditures	(22.6)	(12.9)
Other investing activities	0.3	(0.1)
Net cash used in investing activities	(22.3)	(13.0)
Cash Flows from Financing Activities
Proceeds from revolving facility	139.0	137.0
Repayment of revolving facility	(139.0)	(122.0)
Repayment of financing obligation	(0.8)	(0.8)
Dividends paid	(6.7)	(5.0)
Cash distribution to noncontrolling interests	(3.7)	(1.5)
Other financing activities	(3.4)	(1.5)
Net cash (used in) provided by financing activities	(14.6)	6.2
Net (decrease) increase in cash and cash equivalents	(6.7)	15.9
Cash and cash equivalents at beginning of period	90.0	63.8
Cash and cash equivalents at end of period	$ 83.3	$ 79.7
Supplemental Disclosure of Cash Flow Information
Interest paid	$ 0.5	$ 0.9
Income taxes paid	$ 0.5	$ 1.4

SunCoke Energy, Inc.
Segment Financial and Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2023 and 2022, respectively:

	Three Months Ended March 31,
	2023	2022

	(Dollars in millions, except per ton amounts)
Sales and Other Operating Revenues:
Domestic Coke	$ 458.8	$ 411.6
Brazil Coke	7.9	9.4
Logistics	21.1	18.8
Logistics intersegment sales	6.2	7.5
Elimination of intersegment sales	(6.2)	(7.5)
Total sales and other operating revenues	$ 487.8	$ 439.8
Adjusted EBITDA(1):
Domestic Coke	$ 60.4	$ 76.0
Brazil Coke	2.4	4.2
Logistics	13.5	12.6
Corporate and Other, net	(9.2)	(9.0)
Total Adjusted EBITDA	$ 67.1	$ 83.8
Coke Operating Data:
Domestic Coke capacity utilization(2)	100%	99%
Domestic Coke production volumes (thousands of tons)	994	975
Domestic Coke sales volumes (thousands of tons)	950	962
Domestic Coke Adjusted EBITDA per ton(3)	$ 63.58	$ 79.00
Brazilian Coke production—operated facility (thousands of tons)	398	419
Logistics Operating Data:
Tons handled (thousands of tons)	5,309	5,236
(1)See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)The production of foundry coke tons does not replace blast furnace coke tons on a ton for ton basis, as foundry coke requires longer coking time. The Domestic Coke capacity utilization is calculated assuming a single ton of foundry coke replaces approximately two tons of blast furnace coke.
(3)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
	(Dollars in millions)
Net income attributable to SunCoke Energy, Inc.	$ 16.3	$ 29.5
Add: Net income attributable to noncontrolling interests	1.4	1.1
Net income	$ 17.7	$ 30.6
Add:
Depreciation and amortization expense	35.3	35.2
Interest expense, net	7.2	8.0
Income tax expense	6.8	10.0
Transaction costs(1)	0.1	—
Adjusted EBITDA	$ 67.1	$ 83.8
Subtract: Adjusted EBITDA attributable to noncontrolling interests(2)	2.5	2.1
Adjusted EBITDA attributable to SunCoke Energy, Inc.	$ 64.6	$ 81.7
(1)Costs incurred as part of the granulated pig iron project with U.S. Steel.
(2)Reflects noncontrolling interest in Indiana Harbor.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Estimated 2023 Net Income
to Estimated Consolidated Adjusted EBITDA

	2023
	Low	High
	(Dollars in millions)
Net income	$ 59	$ 76
Add:
Depreciation and amortization expense	136	132
Interest expense, net	31	29
Income tax expense	24	28
Adjusted EBITDA	$ 250	$ 265
Subtract: Adjusted EBITDA attributable to noncontrolling interest(1)	9	9
Adjusted EBITDA attributable to SunCoke Energy, Inc.	$ 241	$ 256
(1)Reflects noncontrolling interest in Indiana Harbor.